Exhibit 99.1
VNUS Medical Technologies Announces Resignation of VP, General Counsel
SAN JOSE, Calif. — July 10, 2007 — VNUS® Medical Technologies, Inc. (Nasdaq: VNUS), a leading provider of medical devices for the minimally invasive treatment of venous reflux disease, today announced the resignation of Charlene A. Friedman, Vice President, General Counsel and Corporate Secretary, effective July 20, 2007, to pursue another business opportunity.
VNUS President and Chief Executive Officer Brian E. Farley stated, “We want to thank Charlene for her many contributions to VNUS since joining the company in November 2005.”
ABOUT VNUS MEDICAL TECHNOLOGIES, INC.
VNUS is a leading provider of medical devices for the minimally invasive treatment of peripheral vascular disease, including venous reflux, a progressive condition caused by incompetent vein valves in the leg. VNUS sells the VNUS Closure® system, which consists of a proprietary radiofrequency (RF) generator and proprietary disposable endovenous catheters and devices to close diseased veins through the application of temperature-controlled RF energy. For more information, please visit the corporate website at www.vnus.com.
CONTACT:
Brian Farley
President and Chief Executive Officer
Phone: 408-360-7499
ir@vnus.com